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                         Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-57100) and in the Registration Statements on Form S-8 (No. 33-40397 and No. 33-44776) of Flow International Corporation of our report dated June 1, 1998 included in this Form 10-K.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Seattle, Washington
July 20, 1998